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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-04279) of our report dated August 13, 1996, relating to the financial statements of IHF Capital, Inc. (to be renamed ICON Fitness Corporation and formerly known as Weslo, Inc., ProForm Fitness Products, Inc., and American Physical Therapy, Inc. and subsidiaries (the "Recapitalized Companies")), which appears on page F-2 of such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the two years ended May 31, 1996 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included these schedules. We also consent to the references to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

Boston, Massachusetts

August 27, 1996